UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2010

ECOEMISSIONS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
(formerly Resource Group, Inc.)

Delaware	333-150463	80-0154562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 48th St. Suite 106, Tempe, Arizona, 85281
(Address of principal executive offices)

(480)-968-8900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Acquisition by EcoEmissions Solutions of EcoEmissions Systems on August 31, 2010.

Prior Agreements

          On June 9, 2009, EcoEmissions Solutions, Inc. (“Solutions” or the “Company”)(fka Resource Group, Inc) filed a Form 8K concerning Memorandum of Understanding (the "Agreement") with EcoEmissions Systems, Inc. ("Eco"), a private company formed under the laws of Nevada, and the shareholders of Eco (the “Eco Shareholders”)(collectively the “Parties”) pursuant to which the Company has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of Eco from the Eco Shareholders. In connection with the Agreement, on June 1, 2009 the Company filed a Certificate of Amendment with the Delaware Secretary of State changing its name from Resource Group, Inc. to EcoEmissions Solutions, Inc, as well as increasing the Company’s authorized shares of common stock from 50,000,000 shares to 260,000,000 shares and the creation of 10,000,000 shares of “blank check” preferred stock.

          After the name change Solutions also applied for a stock symbol change, which was approved, resulting in a new stock symbol of ECMZ.OB

          As part of the Agreement to acquire EcoEmissions Systems in its entirety certain EcoEmissions Solutions shareholders also agreed to sell their shares., A portion of those shares of common stock of the Company were deposited by such EcoEmissions Solution’s shareholders in a brokerage account for sale, and the balance of the issued and outstanding shares of common stock held by the EcoEmissions Solutions shareholders have been placed in escrow pending the closing pursuant to the escrow agreement (the “Escrow Agreement”) entered into on December 1, 2009. The parties agreed that the selling Solution shareholders would receive cash proceeds of $317,928 (the “Purchase Price” as compensation).

          On May 10, 2010 Solutions filed an 8K disclosing the private Escrow Agreement had been completed.

           During August 2010 Solutions and Systems agreed to restructure the Merger to an Asset Purchase and mutually waive all conditions. In this Asset Purchase Agreement Solutions acquired intellectual property that is proprietary as well as approved patents, patents pending, trade marks pending and other intellectual property. The current technology delivers catalyst “pre-turbo” whereas the new technology will deliver “post turbo” We believe this design improvement is significant because delivery of the catalyst “post turbo” will create improved results for the customer and lower costs for us.

          The major consideration for this change was to speed up the acquisition process. Several corporate developments made a faster schedule imperative. First was a significant increase in identified and quantified potential customers (inquiries for targeted applications/installations of the device and catalyst products) to over $89 million. In addition the Company has also increased and quantified customers, subject to governmental recognition of environmental benefits, from$100 million to over $500 million. Although this is not order backlog, it does quantify in detail by company names and estimated amount of unit deployments with catalyst projections included on an annualized basis. The second reason was the advancements planned for the product line. Ongoing additional development of the product and primarily the ability to increase profits by adjusting the location of where the unit pump catalyst was injected into the air intake (in this case, moving from pre-turbo injection to post turbo injection) require additional funding to make this feasible. Thirdly in order for the Company to have increased sales it needs to expand its distribution base, which needs to be funded.

          On July 15, 2010 the first distributor of the Company’s products was obtained, Hatton Marine. This agreement was assigned to the Company as part of the Asset Purchase Agreement of August 31, 2010. The Company received its first proceeds from Hatton’s efforts in September 2010 of approximately $45,000

          The combined considerations in the preceding paragraph brought all parties back to the negotiating table and it was agreed that EcoEmissions Solutions, Inc would pay an a total 20,000,000 restricted common shares as well as provide 40,000,000 incentive restricted common shares in the form of a preferred convertible series. This is exactly same consideration paid in the previously agreed upon merger. The features of the conversion of the preferred series shares are as follows:

Preferred Shares –Sales targets

1.

Once the gross sales of Eco have reached or exceeded $3 million ($3,000,000), the then holders of the Preferred shares shall be entitled to convert such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and;

2.

Once the gross sales of Eco have reached or exceeded $10 million ($10,000,000), the then holders of the Preferred shares shall be entitled to convert an such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and;

3.

Once the gross sales of Eco have reached or exceeded $20 million ($20,000,000), the then holders of the Preferred shares shall be entitled to convert such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and;

4.

Once the gross sales of Eco have reached or exceeded $30 million ($30,000,000), the then holders of the Preferred shares shall be entitled to convert such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and;

Preferred Shares –Technical targets

1.

Following the successful testing of the new delivery unit (post turbo) and confirmation of readiness for production, and the preparation of patent submission material, the then holders of the Preferred shares shall be entitled to convert such Preferred Shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc and;

2.

Upon documented description of modifications to the new catalyst confirming the elimination of rhodium, or, if removal is not practical, a sufficiently enhanced and differentiated design modification which will improve quality and reduce cost, such that the modifications and processes can be submitted for patent approval, the then holders of the Preferred shares such Preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and;

3.

Upon completion of the final generation unit allowing the injection of the catalyst directly into the engine completely post turbo, and the preparation of the associated documentation for the purposes of preparing applicable patent application(s), the then holders of the Preferred shares shall be entitled to convert such shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and;

4.

Upon receipt of appropriate product verification and certification from a governmental agency, the then holders of the Preferred shares shall be entitled to convert such Preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

          In total, up to 40,000,000 restricted common shares could be issued pursuant to the preferred conversions pending technical and sales milestones including surpassing $30 million in sales.

          As additional progress, during the specific performance of the closing of the acquisition of EcoEmissions Systems by EcoEmissions Solutions, Eco Star, Inc., a private Company owned by the current VP and Director of EcoEmissions Solutions, Paul Masson, had previously managed the sales in the Pacific Northwest for EcoEmissions Systems as a private concern. This exclusive agreement that called for all sales in the Pacific Northwest to be handled through Eco Star, Inc., including all of its pending orders, pro duct demand quantification and customer base was assumed by EcoEmissions Solutions as part of the acquisition. Furthermore, as part of the prior due diligence process, all order demand was re-verified and added to by the resulting Company’s Management, EcoEmissions Solutions—the surviving entity.

          All of the assets, liabilities and operations of, the private EcoEmissions Systems, Inc, as well as the 20,000,000 of the newly issued common shares and 2,000,000 Preferred shares of EcoEmissions Solutions were exchanged pursuant to the Asset Purchase Agreement.

          At closing as of August 31, 2010, there were an aggregate of 68,210,000 common shares issued and outstanding of the 260,000,000 authorized and 2,000,000 of series preferred shares issued and outstanding of the 10,000,000 authorized.

          The Company plans to raise additional operating and expansion capital following the recent closing. Although the Company is close to break even as will be evidenced by the financials records, the Company believes that additional financing will provide for fast track growth of the Emissions reduction product. The primary focus will be the Marine Industry and heavy commercial users of larger Diesel Engines. Additionally, some of the proposed capital to be raised may be used for governmental approval in the State of California and other state and federal regulatory agencies if significant sales targets can be achieved in those areas.

          Future issuances of stock for the purpose of raising capital will likely be made under rule 506 pursuant to regulation D, Section 4(2) of the Securities Act of 1933, as amended since, among other things, proposed transactions do not involve a public offering, the investors will be accredited and/or qualified institutional buyers, the investors will have access to information about the Company and their investment, the investors will acquire the securities for investment and not resale, and the Company will take appropriate measures to restrict the transfer of the securities. This was also the exemption used to acquire EcoEmissions Systems by EcoEmissions Solutions and all of the criteria pursuant to such were complied with.

          Following this completed acquisition of the assets liabilities and operations EcoEmissions Systems Inc, by EcoEmissions Systems NV, Inc, a wholly owned subsidiary of the Company the aforementioned transactions in combination may have resulted in a change in control of the Company for which approval by majority approval of Solutions’ shareholders had been made prior to closing. As a result of the Agreement, (i) EcoEmissions Systems NV, Inc is now a wholly-owned subsidiary of the EcoEmissions Solutions, the Company, (ii) the Company acquired all business relationships including those previously belonging to Eco Star, Inc. and EcoEmissions Systems and are now the exclusive property of the new parent Company, EcoEmissions Solutions, and (iii) the Company underwent a change of its Management (as further provided below) and business direction, and now will be responsible for all future equipment designs, patents, proprietary information, supply, and manufacturing of innovative, Catalyst Injection Systems™ providing performance benefits and exhaust emissions reduction for diesel engines.

          In prior anticipation of these now affected changes, the Company had previously changed its name in 2009 from Resource Group Inc to EcoEmissions Solutions Inc. and its trading symbol has changed from RSOG.OB to ECMZ.OB.

          The Company claims an exemption from the registration requirements of the Act for the private placement of the aforementioned securities pursuant to Section 4(2) of the Securities Act of 1933, as Amended (the “1933 Act”) and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Consulting Service Contract:

          On November 13, 2009 Solutions entered into a (6) six-month consulting contract at $5,000 per month with Jan Olivier to provide business consulting that has now been extended until November 13 of 2010.

          On August 31, 2010 Solutions entered into a (6) six-month consulting contract with ProActive NewsRoom to provide consulting and investor relations services until February 28, 2011. As compensation ProActive will receive $3,000 per month and 60,000 shares of common stock.

          In addition the Company has commenced negotiations with the Seminole Indian Tribe in Florida and expects a successful outcome concerning various initiatives involving a bond issuance to fund future growth, involvement of the Tribe on sales of the Catalyst Injection Systems™ ("CIS")( trademark) system on Tribal grounds and the use of minority contracts for government work. Preliminary indications are that the CIS sales prospects are very significant, perhaps in excess of $100 million. In connection with these efforts the Company anticipates the initial step would be a consulting contact to help detail each of these initiatives. Proceeds from a bond issue, if negotiations are successfully conclude would most likely not available until early 2011.

          In August 2010 the Company also reached an agreement to provide content for TV discussing the products and our Company which will be aired on various TV stations in the United States such as the Financial News Network.

Transferences of Intellectual Property, Knowhow, Marketing, Patents and Trade Marks

          Following the completion of the Asset Purchase Agreement by EcoEmissions Solutions, the Company now has many items that were acquired by assignment that it is currently in the process of recording such transferences. In some cases, recorded transferences will be made into the name of the parent Company, (Eco Solutions), and in other cases, for tax or legal reasons, to the wholly owned subsidiary (EcoEmissions Systems NV, Inc). Some of these items may require additional formal filings with the various Patent & Trademark offices both in the US and abroad. In the majority of cases, a clarification filing of ownership notice and acceptance of transference to the Company will need to be filed. The Company is working closely with legal counsel in order to satisfy all of these items in addition to its daily business needs. Therefore, the process will not be immediate, but will be included as part of ongoing filings for additional Intellectual Property, Patent Pending status’ and Trade Marks.

Business Description of wholly owned subsidiary, EcoEmissions Systems NV, Inc.

                    Company Overview. EcoEmissions Systems NV, Inc ("Eco-NV"), incorporated in the State of Nevada on September 16, 2010 to acquire all the assets, liabilities and operations of EcoEmissions Systems, Inc.

                    Eco-NV will manufacture innovative, Catalyst Injection Systems™ ("CIS")( trademark) Devices for diesel engines providing performance benefits, the potential of carbon credits of an undetermined amount at this time, and exhaust emissions reduction (primarily C02 and NOX). In addition to the Catalyst Injection Systems™ device that regulates the amount of substrate injected into the air intake(s) of the motor, the Company sells a proprietary catalyst (substrate) using noble metal components such as Platinum that requires replenishment during regularly schedule maintenance cycles.

                    Industry and Product Overview. Diesel engine powered equipment owners and operators are continuously seeking better ways to harness the maximum efficiency and power from their equipment. Eco-NV has such a solution and will continue, through research and development to continue to improve the Catalyst injection device, as well as improve the current formulation for Catalyst substrate that has already been shown to be very effective. The target for the delivery device and catalyst fluid is the aerosolization while entering the combustion cycle through the air intake into the engine cylinder chambers. The CIS™ device will and has been designed to work with all internal combustion diesel engines, from an individual's personal diesel car or truck to the largest diesel engines in the world.

                    The Company’s primary growth strategy centers on the continued development, manufacture and worldwide sale of devices and consumable substrate products that support clean air initiatives and increase fuel economy while potentially lowering engine maintenance as a result of the more efficient combustion. In pursuing these objectives, Management is committed to the continued development of new and enhanced products that also further improve engine performance and justify their purchase both environmentally and economically.

                    Customers will be compelled to use the Company’s products for one or two primary reasons: cost savings through fuel and maintenance reduction and/or soot/air pollution reduction. In most applications, the Company believes that the customer will save $1 to $4 (in fuel costs alone) for every dollar spent on the consumable catalyst substrate, plus an undetermined amount of maintenance reduction costs not yet quantified, enabling the Company to offer target users a solution that will more than pay for itself as the use of the engine continues. This also does not include the carbon credit considerations as additional benefits to using Eco-NV CIS ™ product line.

                    Eco-NV’s basic consumable product line includes a specially formulated non-flammable catalytic fluid that contains certain noble metals in a true solution, injected in mist form directly into a diesel engine's combustion chamber via the air stream using a specially designed and proprietary pump delivery system. The Company will distinguish itself technologically by improving on existing designs of delivery systems to more efficiently, effectively, and reliably deliver the catalyst fluid into the engine prior to combustion improving the efficiency of the ignition/power cycle. A significant portion of the pump mechanism is a tamper proof integrated circuit and software that regulate and adjust the amount of catalyst into the air intake.

                    Market Overview. We plan to pursue an aggressive and systematic marketing and sales strategy to fully exploit the market potential for Company products. The Company has acquired and will continue to expand upon its targeted potential order demand list quantifying users that would benefit the most from the use of EcoEmission’s products.

                    The diesel engine market is particularly suitable for the EcoEmission’s technology because such engines are largely used for industrial purposes that require that the engines run for long periods of time at a relatively constant speed. Under these conditions, end users consistently obtain the benefits of EcoEmissions’s catalyst combustion products.

                    Product Testing and Success. To serve some of the varied markets for its products and in particular the State of California, the Company requires certain government and industry verifications or certifications.

                    The applicable government and industry standards are designed to insure products provide minimum emission reductions in particulate matter ("PM") as well as provide incentives for those products that reduce specific emissions of nitrous oxide ("NOx").

                    Each governmental agency (local, federal, and foreign) have criteria for its own verification; however, they all generally use the same test protocol (ISO 8178) for emission testing. Each such agency will require independent testing at an approved laboratory. To the extent that the Company can leverage any similarity its products have to previously certified/verified product lines, it will do so to the fullest extent allowable in an effort to minimize costs associated with such processes and diminish the time required to obtain the regulatory findings it seeks.

                    Eco-NV’s products will require verification and certification from certain domestic regulatory agencies, including the California Air Resource Board ("CARB"), the Environmental Protection Agency ("EPA") and the Mine Safety Health Administration ("MSHA") prior to sales in certain states and/or to certain industries or to qualify such sales for states’ environmental tax credits. Based upon the Companies’ knowledge of the technologies available today and how they have fared with regulatory agencies coupled with Eco-NV’s product line, Eco is confident that its products will satisfy the applicable government standards, but there can be no assurance when or if verification or certification with these various agencies will be obtained. Other industries such as off-road construction, farming, mining industries, as well as marine applications, in certain states and locations are currently able to use Eco’s products without further governmental verification or certification.

                    Eco-NV intends to also apply for EPA and MSHA verifications. EPA verification is handled through the Environmental Technology Verification process, which tests technologies to verify that the technologies achieve stated performance levels. MSHA tests products, documents pollution reduction, and then shares information on the products and their results with the U.S. mines it monitors. MSHA's goal is to promote technologies that reduce pollution, in an effort to improve the harsh environment for mine workers. MSHA results are viewed and acknowledged by mines around the world.

                    Products. Combustion catalyst systems use the same principle as a catalytic converter, but attack the source of the problem inside the combustion chamber versus trying to catch the problem in the exhaust occurring after the combustion event. The catalytic properties of platinum and other noble metals, when delivered to the right place at the right time and in the right form and amount, significantly enhance the combustion process in order to convert pollution into production. See, "RISK FACTORS—Importance of Proprietary Rights."

                    Diesel Fuel System. The Company intends to manufacture a full range of products applicable to any type of diesel machinery—off-road construction equipment, marine, buses, delivery trucks, drilling rigs, garbage trucks, generators, etc. The diesel engine products are and will be specifically designed for easy installation and limited maintenance—essentially a “plug and play” solution for most moderate sized commercial applications.

                    Product Benefits. Combustion catalyst systems achieve low emissions levels and improved engine performance by causing a greater percentage of fuel to ignite and burn in the combustion chamber, where it is converted into power, rather than in the exhaust system, where it is merely converted into pollutants. See, "RISK FACTORS—Increased Competition."

                    Specifically, the benefits offered by such systems include reduced fuel costs and reduced exhaust pollutants.

                    Reduced fuel costs. Fuel burning efficiencies caused by the catalyst substrate injection routinely allow the engine to do the same amount of work while consuming 5-15% less fuel. Eco-NV’s products are designed to provide significantly greater fuel efficiency by causing more of the fuel to be burned within the combustion chamber power stroke. Harmonic testing shows that a catalyst can allow a greater amount of the hydrocarbon chain to burn at a lower temperature, meaning that more of the combustion takes place during the "power stroke cycle" of the engine rotation and less during the "smoldering after-burn" that occurs during the exhaust cycle. By creating a higher, more efficient burn percentage of the fuel during the "power stroke," the user has the choice of increasing power or reducing the fuel consumed to achieve the same amount of work.

                    Increased torque/power. A more complete combustion means more energy for the power stroke, resulting in increased torque and resulting power. This extra torque and power can be harnessed and used to increase productivity, improve cycle time, and reduce costs per hour of operation.

                    Reduced exhaust emissions. Reduced diesel emissions is a primary goal of the EPA, CARB, state governments, and many international and other air quality regulatory agencies. Diesel engines are cited with producing 26% of total hazardous particulate air pollution and a surprising 66% of on-road particulate production. They are also credited as the source of 20% of total indoor nitrogen oxides and as responsible for 26% of on-road NOx. Our product line can enable any large diesel engine user to pollute less.

                    Reduced engine wear. Incomplete combustion leaves unburned hydrocarbon deposits throughout an engine, causing engine wear and increasing maintenance costs over time. The Catalyst product will clean hydrocarbon residue by oxidizing pre-existing hydrocarbons and then will inhibit future buildup, thereby extending engine life, reducing premature engine rebuilds, and providing savings on parts, downtime, and labor.

                    Vibration also takes a toll on engine efficiency and engine longevity. The more complete combustion achieved using the catalyst substrate, the smoother and more even the combustion chamber firing, translating directly into less overall vibration, less strain on rod bearings and main bearings, and, potentially, longer engine life.

                    Competition. Although after-market products like catalytic fuel additives that attempt to increase fuel combustion or to reduce emissions exist, there effectiveness has been controversial at best. Part of this is because they do not introduce the catalyst in the right form, in the right amount, in the right place, or at the right time during the combustion process. Part of this is due to lack of uniform homogenation. See, "RISK FACTORS—Increased Competition."

There is also other intellectual property that individuals and or competitors possess that has not been commercially integrated into mainstream at this time. This does not include other devices that attempt to do the same thing that the Eco product line does using hard metal implants that require integration into the engine that may void manufacturer warranties.

We believe we can secure a unique position in the marketplace because it manufactures and markets a technology that reduces pollution and improves engine performance. Specifically, we believe our products have the following competitive advantages:

  They are not fuel additives. The fluid is added directly to the combustion chamber prior to combustion through the air intake system.

  We intend to continue to improve upon a unique system designs that catalyze fuel hydrocarbons during injection into diesel engines’ combustion chambers and to establish a price advantage over competitors and improve the prospects for adoption at the OEM level.

  Our products have been shown to provide superior performance in boosting torque/power, improving fuel efficiency, and diminishing pollution emissions.

  Our products have been and will continue to be designed to maximize service intervals, thereby lowering maintenance costs.

Our primary known competitors can be categorized as follows:

                    Manufacturers of fuel additives. While these manufacturers may be competing for the same customer, Management does not believe they offer a comparable product. These additives are mixed in the fuel in the tank and must remain inert in the fuel until the fuel is used by the engine. This greatly reduces the engine cleansing ability and the ability to speed up the combustion processes, particularly because the homogenation of the additive is subject to many uncontrolled variables.

                    Clean Diesel Technologies, Inc. Clean Diesel is a small, publicly traded company that will require additional financing for a sustained rollout of its product, which is added to the fuel before reaching the combustion chamber. Clean Diesel has obtained various regulatory verifications with respect to its products. Clean Diesel's best results come when using its fuel additive in combination with a post-combustion Diesel Oxidation Catalyst ("DOC"). The fuel additive needs to be added with every tank, while our product will last at least 400 hours before a new bottle of catalyst would be required. When the price of the DOC is added to the fuel additive, Clean Diesel’s solution would be five times more costly than ours, based upon current prices.

                    Manufacturers of post-combustion products. These companies make products such as diesel oxidation catalysts and diesel particulate filters. In general, they all focus on reducing emissions after combustion has occurred. As a result, they adversely affect fuel economy and horsepower. They do however provide the opportunity to use our product, reducing the effect on fuel economy and providing optimum results in emissions reductions.

                    Alternative Fuels. These consist primarily of ethanol and bio-diesel fuels. These produce some emission reductions; however, there is also a power loss and increase in NOx that can be associated with them. These fuels are not price competitive without great government subsidies. The federal government is beginning to reduce these subsidies at this time. There is additional controversy relative to use in cool temperatures and the potential to void warranties because of gumming and increased heat within the engine core.

                    Market Development. In general, our primary product line is designed for use with all diesel engine applications. However, we anticipate that the most significant cost reductions will be experienced in applications where the engine operates continuously at a steady power level, such as electrical power generators. Therefore, our key target markets include the end-users/owners of:

  Electrical Power Generators
  Mining and Construction Equipment
  Shipping and Transportation Equipment, including Buses
  Marine Equipment
  Agricultural Equipment, including Diesel-powered Irrigation Water Pumps
  Military Equipment
  Municipal Equipment and Trucks

                    Our potential markets are worldwide in scope. Governmental regulations requiring more stringent environmental controls on vehicle and equipment operations continue to restrict permissible pollutants. While domestic environmental regulations, including federal, state and local laws, increase the necessity for products like ours, the growing trend internationally toward more stringent pollution laws will expand the potential customer base. For instance, China has announced that it will blacklist cities that fail to reach the national air quality standard, according to a senior official of the country's environmental agency. The list will be announced regularly to warn cities of deteriorating air quality . As a penalty, they will issue risk warnings to investors who consider investing in the cities that have been blacklisted for several consecutive years.

                    This potential market overseas is magnified by the fact that much of the equipment used in many foreign countries is older with fewer currently existing pollution control mechanisms than similarly used domestic equipment. See, "RISK FACTORS—Ability to Respond to Regulatory Change."

                    Sales Strategy. We plan to market and sell its products and will implement distribution agreements with reputable distributors that have proven themselves within their territories and industry segments. See, "RISK FACTORS—Ability to Manage Change; Development-Stage Company; Limited Operating History."

                    Governmental Regulation. Our Management does not believe there are any significant governmental regulations impacting or threatening to impact its operations. Furthermore, it does not believe there are any material effects of complying with applicable federal, state, or local laws and regulations that govern any anticipated business activities of the Company.

                    However, federal, state and international government regulations could have a significant impact on the desirability and acceptance of our products in the market place. We, in addition to its current product line, will attempt to design its future products to address certain pollution control mandates from regulatory authorities. Accordingly, we will continue to monitor such authorities to understand their requirements and also confirm that, when used properly, our products will continue to satisfy the same. In the event and to the extent such regulatory requirements change, we may be required to modify or improve its products accordingly. In addition, with respect to international regulations, we will need to monitor the political climate to make sure that our products will be acceptable and price competitive in foreign jurisdictions, where local companies may be provided with advantages from their own governments. In such markets, our marketing and sales efforts will have to be designed to help us remain a viable and competitive option to potential customers. See, "RISK FACTORS—Ability to Respond to Regulatory Change; Risks From International Operations; Development-Stage Company; Limited Operating History."

                    Intellectual Property. The Company has intellectual property that is proprietary as well as patent pending, registered trade mark pending and patents approved that are in the process of being recorded into the Companies’ names as a result of the recent acquisition by EcoEmissions Solutions, Inc.

The Technology

We have core products including delivery devices and consumable catalyst fluids used by the delivery devices. The devices are of varying design and manufactured by outsource. The catalyst is a proprietary formulation and the delivery amounts of substrate catalyst are determined by proprietary and tamper proof integrated circuits and software driving a pump mechanism.

The end result for the use of our product lines includes a cost-effective, emissions compliance solution for diesel powered fleet owners of virtually any kind. We design, manufacture and sell proprietary products that reduce harmful exhaust emissions and increase the fuel efficiency of marine, “off-road,” “on-road” and “stationary” diesel engines. Our flagship product, the EES Process™, can generally be easily installed in the field on virtually any diesel engine in less than three hours by a qualified technician. Once installed, the EES Process™ has been shown to:

  Reduce the amount of harmful pollutants exhausted by a diesel combustion engine.
  Decrease the amount of fuel consumed by combustion diesel engines.
  Increase the amount of available power produced by combustion diesel engines.
  Extend engine life by reducing internal soot buildup, improving engine harmonics and reducing operating temperatures.

The EES Process™ has been shown to reduce harmful emissions and fuel consumption. The EES Process™ is a pre-combustion emissions control device that injects a platinum-based catalyst in the form of an aerosol mist directly into the engine’s air intake duct via a catalyst delivery system. The intake air mixes with the catalyst and is transported to the combustion chamber where it begins a cleansing process in the engine. As the engine becomes free of carbon buildup, the catalyst reacts more efficiently with the incoming fuel. The byproduct of this process that can take as long as 200 hours in older diesel engines, reduces fuel consumption necessary to create the same amount of power, reduce exhaust temperatures, and greatly reduce unburned pollutants that enter the atmosphere. In addition, the performance of power reducing products such as catalytic converters and diesel particulate filters can be enhanced by the addition of the EES Process™.

Employees

As of September 2, 2010, EcoEmissions Solutions, Inc. had a full time employment agreement with seven (7) employees (see “Description of Management”)

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Current Report that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. Management urges you to be cautious of the forward-looking statements, that such statements, which are contained in this Current Report, reflect Management’s current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks faced, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, the performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1.	Actions of regulatory agencies, changes in regulations and in interpretation of regulations; and

2.	The Company’s ability to raise appropriate capital within expected time periods;

All written and oral forward-looking statements made in connection with this Current Report that are attributable to Management or persons acting on Management’s behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

The EES Process™

•	The EES Process™ is comprised of two components
	-	Platinum based catalyst
	-	Catalyst delivery system.
•	Both components are part of EES’s first generation product portfolio
•	Currently we have three delivery systems and two catalyst concentrations designed for use on various sized engines.

How the EES Process™ works

  Focusing on the pre-combustion stage, our engineers introduced a platinum-based catalyst into the cylinder chamber before ignition to lower the burn-point of the fuel.
  The result is a shorter delay before ignition, a longer burn cycle, a smoother power stroke and more complete burning of the fuel (Simply put, more power, superior fuel efficiency and longer engine life.)
  By burning fuel more efficiently, EcoEmissions reduces diesel costs in real-life usage by 8-10%, while cutting emissions of particulate matter by 30-40%, and emissions of hydrocarbons and nitrous oxides (NOx) by 25% or more.
  Additional benefits include a cleaner-running engine, superior engine harmonics, cleaner engine oil, reduced friction and longer engine life.

The Company plans to expand the EES process ™ to additional proprietary products for the Marine Industry. The Company has already completed successful testing on several marine products and will expand its product line. These future products are complimentary to our existing CI™ S system and which help address the fundamental needs of our customers; reducing costs while reducing pollution.

Plan of Operation-2010 and Beyond

Eco has initially focused its marketing, sales and installation efforts in the Pacific Northwest. At this time the Company has over 100 devices in the field, all with varying levels of success and primarily in marine applications. The Company has also made alliances and distributorships with Companies such as Hatton Marine that anticipate close to $5 million worth of new business over the next 12-18 months. Distributors’ marketing efforts in addition to ones the Company has established directly have been successful in identifying and quantifying potential order demand that exceeds $100 million. Part of the potential demand is predicated upon certain emissions testing and approvals from Government.

Prior to the filing of this 8k, EcoEmissions Solutions had focused its corporate efforts since 2009 on acquiring the assets, liabilities and operations of EcoEmissions Systems. The resulting transaction is believed to be of mutual benefit for all shareholders and the Company. Part of the strategy for the acquisition will allow the potential placement of shares or other instruments from a fully reporting publicly-traded company to raise expansion capital. A portion of the capital to be raised will be used for testing approvals, marketing efforts to the marine industry (most notably with larger diesel engines on cruise ships for Cruise West’s fleet), and the largest US flagged shipping line and initiating test protocols for Holland America.

With access to additional potential financing through the public market place, we plan on increasing inventory to support sales, expand marketing efforts outside of the Pacific Northwest, expand our distribution network, add complementary products to diesel engine owners and obtain governmental recognition of its product line.

General and Administrative Expenses

For the three months period March 1, 2010 to May 31, 2010, our net loss from operations was $8,643 compared to $10,223 during the comparable three months ended May 31, 2009. The decrease of $1,580 in the May 31, 2010 period was due to a decrease in our operational and organizational activity expenses.

At May 31, 2010 we had working capital of -$75,539 compared to working capital of -$66,896 at February 28, 2010. At May 31, 2009 our total assets consisted of cash of $1,358. This compares with total assets of $1,376 at February 28, 2010 consisting of cash of $1,376.

Cash on hand is currently our only source of liquidity. We do not have any lending arrangements in place with banking or financial institutions and we do not anticipate that we will be able to secure these funding arrangements in the near future.

Our short and long-term survival is dependent on additional related party loans or sale of securities. At this time our short term cash needs have been arranged for through non-related party loans sufficient to carry the Company for the next three months of operations.

Liquidity and Capital Resources

The Company has no assurance that future financings will be available on acceptable terms. If financing is not available to the Company on acceptable terms, the Company may be unable to continue operations. Should the Company’s costs and expenses prove to be greater than currently anticipated, the depletion of working capital would be accelerated. To the extent that it becomes necessary to raise additional cash in the future as current cash and working capital resources are depleted, the Company will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or funding from joint-venture or strategic partners, debt financing or term loans, or a combination of the foregoing. The Company also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

The Company has no assurance that future financings will be available on acceptable terms. If financing is not available to the Company on acceptable terms, the Company may be unable to continue its operations.

Critical Accounting Policies

The discussion and analysis of the Company’s and its subsidiary EcoEmissions System’s financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires the Company and EcoEmissions Systems to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Notes, Significant Accounting Policies, contained in the explanatory notes to EcoEmissions Solutions’ Inc. unaudited financial statements for the period ended May 31, 2010. On an on-going basis, the Company evaluates the estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services and estimates of costs to complete contracts. The Company base the estimates on historical experience and on various other assumptions that the Company believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, the Company believe that the estimates, including those for the above-described items, are reasonable.

Revenue Recognition

Revenue is recognized when the product is shipped to a customer, or in the limited circumstances, at destination, when terms provide that title passes at destination. Estimated amounts for sales returns and allowances are recorded at the time of sale.

Newly Adopted Accounting Standards

          Effective January 1, 2008, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. Specifically, SFAS No. 157 sets forth a definition of fair value, and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. The provisions of SFAS No. 157 are generally required to be applied on a prospective basis, except to certain financial instruments accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” for which the provisions of SFAS No. 157 should be applied retrospectively.

               In October 2008, the FASB issued FASB Staff Position (“FSP”) 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarified the application of FAS 157. FSP 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The guidance provided by FSP 157-3 is consistent with our approach to valuing our auction rate securities for which there is no active market.

               In the first quarter of 2008, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. SFAS No. 159 did not have a material impact on the on the Company’s consolidated financial position, results of operations or cash flows as the Company did not have any such financial assets and liabilities as of January 1, 2008.

Recent Accounting Pronouncements

          In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R provides revised guidance on how acquirers recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination. SFAS No. 141R also expands required disclosures surrounding the nature and financial effects of business combinations. SFAS No. 141R will be applied prospectively for acquisitions beginning in 2009 or thereafter.

          In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS No. 160 establishes requirements for ownership interests in subsidiaries held by parties other than the Company (sometimes called “minority interests”) be clearly identified, presented, and disclosed in the consolidated statement of financial position within equity, but separate from the parent’s equity. All changes in the parent’s ownership interests are required to be accounted for consistently as equity transactions and any noncontrolling equity investments in deconsolidated subsidiaries must be measured initially at fair value. The Company does not expect the adoption of SFAS No. 160 will have a material effect on the Company financial position, results of operations or cash flows.

          In February 2008, the FASB issued Staff Position 157-2 (“FSP 157-2”). FSP 157-2 permits delayed adoption of SFAS 157 for certain non-financial assets and liabilities, which are not recognized at fair value on a recurring basis, until fiscal years and interim periods beginning after November 15, 2008. As permitted by FSP 157-2, the Company has elected to delay the adoption of SFAS 157 for qualifying non-financial assets and liabilities, such as fixed assets and patents. The Company does not expect the adoption of FSP 157-2 to have a material impact on the on the Company’s consolidated financial position, results of operations or cash flows.

          In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. These enhanced disclosures will discuss: (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect a company’s financial position, results of operations and cash flows. The Company does not expect the adoption of SFAS No. 161 will have a material impact on the Company’s financial position, results of operations or cash flows.

          In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS No. 142-3”). FSP FAS No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations, and other US generally accepted accounting principles. FSP FAS No. 142-3 is effective for the Company for fiscal years beginning after December 15, 2008. The Company does not expect this standard to have any material impact on the Company’s financial position, results of operations or cash flows.

          In April 2008, the FASB issued EITF 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS No. 133. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early application is not permitted. The Company does not expect the adoption of EITF 07-05 to have a material impact on the Company’s financial position, results of operations or cash flows.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE BUSINESS AND THE INDUSTRY

RISK FACTORS

                    The purchase of Shares involves various elements of risk including, but not limited to, the risk factors discussed below. Prospective investors should carefully consider the following risks before making an investment decision.

                    Need for Funding. The Company is presently in need of additional financing to fund immediate and future operations. The Company currently has minimal cash available for its operations and is dependent upon proceeds of the sale of its securities or advances from officers and directors to fund its current and proposed operations.

                    Need for Additional Funding. There can be no assurance that the financing offered through a publicly traded company will be sufficient to fully fund future operations. Accordingly, Management expects that the Company may need to continue raising funds to fully develop and market the Company’s products. Future issuances of additional securities may be on more favorable terms than the Shares offered in this offering. The Company may also seek debt financing. Management cannot, however, predict the timing or amount of capital requirements at this time. The amount of additional capital that may be required is dependent upon, among other things, the expansion of existing financial resources, the availability of other financing on favorable terms, and future operating results. Of course, there can be no assurance that additional financing will be available, or if available, on acceptable terms. The Company's inability to raise financing when needed would have a material adverse effect on our business, financial condition, and results of operations.

                    Development Stage Company; Limited Operating History. EcoEmissions Solutions, Inc through its wholly owned subsidiary, EcoEmissions Systems-NV, Inc (formed in September 2010) plans to expand distribution of existing and future products in the combustion diesel motor industry. Thus, the operating Company, EcoEmissions Systems-NV, Inc has a limited operating history. Any potential investor should evaluate the Company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond Management’s control. Planned expense levels are and will continue to be based in part on expectations concerning future revenue, which is difficult to forecast accurately based on the stage of development. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. To the extent that these expenses precede or are not rapidly followed by a corresponding increase in revenue, the business, operating results, and financial condition may be materially and adversely affected.

Because at the current time both the parent and subsidiary are small Companies with limited working capital, the Company outsourced manufacturing activities to minimize costs. Currently, our network for product distribution is in the beginning stages of development both domestically and internationally. Failure to obtain governmental certification or verification could have a material adverse effect on the Company’s business. Moreover, lobbying efforts by other parties selling competing alternative products may succeed in promulgating new federal, state and international regulations that could render the Company’s products less desirable.

Future revenues and operating results may fluctuate as a result of the Company being a development stage company and other factors, including the demand for the Company's products and services, the timing and cost of new product and service introductions and product enhancements, changes in the mix of products and services sold and in the mix of sales by distribution channels, the size and timing of customer orders, changes in pricing policies by the Company or its competitors, changes in foreign currency exchange rates, execution of new agreements with distributors, regulatory conditions in the industry and general economic conditions. Many of the factors that could impact the financial results are not within the Company's control and could have a material adverse effect on the Company’s business. Accordingly, there can be no assurance that the Company will be profitable in the future. See, "BUSINESS—Market Development; Operations."

We face competition and technological advances by competitors.

          There is significant competition among companies that provide solutions for pollutant emissions from diesel engines. Several companies market products that compete directly with the Company’s products. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services. The Company faces direct competition from companies with greater financial, technological, manufacturing and personnel resources. Newly developed products could be more effective and cost efficient than the current or future product line. The Company also faces indirect competition from vehicles using alternative fuels, such as methanol, hydrogen, ethanol and electricity.

                    Other potential alternatives to Our products may emerge. Competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products and services than the Company can. While Management believes the Company technology is widely regarded as competitive at the present time, there can be no assurance that competitors will not succeed in developing products or technologies that are better or more cost effective. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to address the needs of customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. In addition, if the Company achieves significant success it could draw additional competitors into the market and new technology could be developed.

                    The Company's ability to compete successfully in the sale of its products will depend in large part upon its ability to implement successfully its strategy of leveraging the verification and certification process which includes the development of a functional and scalable distribution system of productive sales agents and distributors. There can be no assurance that the Company will be able to compete successfully in the future, nor that future competition for product sales will not have a material adverse effect on the business, results of operations and financial condition of the Company. See, "BUSINESS—Competition."

We depend on intellectual property and the failure to protect such intellectual property could adversely affect future growth and success.

          The Company relies on patent, patent pending, trademark, assignment and copyright law, trade secret protection, and confidentiality and other agreements with employees, customers, partners and others to protect intellectual property. However, some of the Company’s intellectual property is not covered by any patent or patent application, and, despite precautions, it may be possible for third parties to obtain and use such intellectual property without authorization.

          The Company does not know whether any patents will be issued from pending or future patent applications or whether the scope of the issued patents is sufficiently broad to protect Company technologies or processes. Moreover, patent applications and issued patents may be challenged or invalidated. The Company could incur substantial costs in prosecuting or defending patent infringement suits. Furthermore, the laws of some foreign countries may not protect intellectual property rights to the same extent as do the laws of the U.S.

          Some of the patents, including a platinum fuel-borne catalyst patent, expired in 2008. However, Management believes that other longer lived patents as well as trade secrets, including those for platinum and other fuel-borne catalyst materials in combination with after-treatment devices, will provide adequate protection of the Company’s proprietary technology, but there can be no assurance the Company will be successful in protecting the proprietary technology.

          As part of the Company’s confidentiality procedures, the Company generally has entered into nondisclosure agreements with employees, consultants and corporate partners. The Company also has attempted to control access to and distribution of the technologies, documentation and other proprietary information. The Company plans to continue these procedures. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of the technologies or independently develop similar technologies. The steps that have been taken and that may occur in the future might not prevent misappropriation of the solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect the proprietary rights as fully as in the U.S.

          There can be no assurance that the Company will be successful in protecting its proprietary rights. Any infringement upon the intellectual property rights could have an adverse effect on the ability to develop and sell commercially competitive systems and components.

The Company’s results may fluctuate due to certain regulatory, marketing and competitive factors over which Management has little or no control.

          The factors listed below, some of which cannot be controlled, may cause revenues and results of operations to fluctuate significantly:

  Actions taken by regulatory bodies relating to the verification, registration or health effects of the Company’s products.
  The extent to which the Platinum Plus fuel-borne catalyst and ARIS nitrogen oxides reduction products obtain market acceptance.
  The timing and size of customer purchases.
  Customer concerns about the stability of the Company’s business, which could cause them to seek alternatives to the Company’s solutions and products.
  Increases in raw material costs, especially platinum.

An extended interruption of the supply or a substantial increase in the price of platinum could have an adverse effect on the Company’s business.

          The cost of platinum or the processing cost associated with converting the metal may have a direct impact on the future pricing and profitability of the Company’s platinum air-borne catalyst. The market price for platinum increased from $ $910 per ounce at December 31, 2008 to September 2, 2010, the London Metal Exchange afternoon fixing for platinum was $1,550 per ounce. Although Management may minimize this risk through various purchasing and hedging strategies, there can be no assurance that this will be successful. A shortage in the supply of platinum or a significant, prolonged increase in the price of platinum, in each case, could have a material adverse effect on business, operating results and financial condition.

          Ability to Respond to Regulatory Change. The Company’s success will depend significantly on its ability to manufacture and enhance its current products and develop or acquire and market new products, which keep pace with technological regulatory requirements of federal and international authorities, as well as respond to changes in customer needs. There can be no assurance that the Company will be successful in marketing its products as the most favorable or economical solution to past, present and future governmental regulations or that the Company will be able to develop or acquire product enhancements or new products to address changing technologies and regulatory requirements adequately, that it can introduce such products on a timely basis, or that any such products or enhancements will be successful in the marketplace. Our delay or failure to develop or acquire technological improvements compatible with applicable regulations or to adapt the Company products to regulatory change would have a material adverse effect on the Company's business, results of operations and financial condition. A significant shift in the way the authorities appear to be regulating those environmental issues that the Company products attempt to address may have a material adverse effect on the business. See, "BUSINESS—Government Regulation

                    The Company depends on Key Personnel. The Company’s success will depend in part upon the retention of key senior management and the attraction and retention of key development and marketing personnel. The market for these individuals has historically been, and the Company expects that it will continue to be, intensely competitive. The Company products and industry require highly skilled personnel who understand the technical aspects of the Company's business as well as the international scope of its market. The loss of one or more of its key employees or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company's business. See, "BUSINESS—Operations."

If third parties claim that our products infringe upon their intellectual property rights, the Company may be forced to expend significant financial resources and management time litigating such claims and operating results could suffer.

          Third parties may claim that the Company’s products and systems infringe upon third-party patents and other intellectual property rights. Identifying third-party patent rights can be particularly difficult, especially since patent applications are not published until up to 18 months after their filing dates. If a competitor were to challenge the Company’s patents, or assert that the products or processes infringe its patent or other intellectual property rights, the Company could incur substantial litigation costs, be forced to make expensive product modifications, pay substantial damages or even be forced to cease some operations. Third-party infringement claims, regardless of their outcome, would not only drain financial resources but also divert the time and effort of management and could result in customers or potential customers deferring or limiting their purchase or use of the affected products or services until resolution of the litigation.

                    The Company May need to Manage Change. The Company expects its business and the industry as a whole to undergo rapid change, in part due to the regulatory nature of the industry. The Company's plans to expand international operations, together with ongoing required product development activity in response to changes in the industry and customer needs, will require the Company to manage effectively its operations in a rapidly changing environment. The Company's future performance will depend in part on its ability to manage change in both its domestic and international operations and will require the Company to hire additional management and other personnel, particularly in the marketing and distribution area. The failure of the Company's management team to respond effectively to and manage changing technological and business conditions as well as the growth of its own business, should it occur, could have a material adverse impact on the Company's results of operations. See, "BUSINESS—Governmental Regulations; Operations."

                    Lack of Active Public Market for the Securities. The Common Shares are thinly traded and might represent an illiquid investment. There is no active trading market for any of the Shares now and perhaps in the foreseeable future. Each investor should, therefore, view his investment as a long-term investment and should not rely upon his investment in the Shares as a source for meeting any emergency or contingency in his or her financial affairs. See, "SUITABILITY."

                    Limitation on Remedies; Indemnification. The Corporate Bylaws of EcoEmissions Solutions, Inc provides that liability of the Board of Directors and officers shall be eliminated to the fullest extent allowed under the applicable laws of the State of Delaware. Thus, the shareholders may be prevented from recovering damages for certain alleged errors or omissions by the Board of Directors or officers. The Bylaws also provide that shareholders and the Company will indemnify the Board of Directors, officers, employees and members for liabilities for acts on behalf of the Company to the fullest extent permitted by law. It is the position of the Securities and Exchange Commission that exculpation and indemnification for liabilities arising under the Securities Act and Rules and Regulations thereunder are against public policy and are therefore unenforceable. See, "LIMITATIONS ON DIRECTOR LIABILITY."

Fluctuations in operating results and announcements and developments concerning the business affect stock price.

The quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting the Company, could cause the market price of the common stock to fluctuate substantially.

We will need to increase the size of its organization, and may experience difficulties in managing growth.

We are a small company with (7) seven employees as of September, 2, 2010. The Company hopes to experience a period of expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. The future financial performance and the ability to compete effectively will depend, in part, on the ability to manage any future growth effectively.

The most likely source of future funds presently available to the Company is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

Changes to environmental considerations could have a material adverse effect on the costs or the viability of the Company’s products. The historical trend toward stricter environmental regulation may change, and, as such, represents an unknown factor in the planning processes.

Demand for the Company’s products is driven in part by the customer’s requirement to reduce air pollution as required by governmental regulations. A change in those regulations may reduce demand for the Company’s products.

If the Company does not obtain additional financing or sales, the business may fail.

The Company will need to obtain additional financing in order to complete its business plan. Current operations are not yet of sufficient size to be profitable. Obtaining additional financing would be subject to a number of factors, including investor acceptance and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that the Company may obtain or make any additional financing unavailable.

RISKS RELATED TO THE COMMON STOCK

There is no active trading market for the Company’s common stock.

The Company’s common stock is quoted on the Over the Counter Bulletin Board. However, currently, there is no active trading market for any of the securities, and the Company cannot assure you that a market for the stock will develop. Consequently, shareholders may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, shareholders may not be able to resell their shares at or above the price they paid for them or may not be able to sell the shares at all. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The shares of common stock eligible for future sale could negatively affect the market price of the Company’s common stock

If the Company's stockholders sell substantial amounts of the Company's common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

The common stock may be deemed to be a penny stock and, as such, it is subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of shareholders to sell their shares and, as a result, shareholders may have to hold their shares indefinitely.

The Company’s common stock is currently listed for trading on the OTCBB quotation service, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in obtaining future financing. Furthermore, our common stocks may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ -where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Company management is aware of the abuses that have occurred historically in the penny stock market. Although Management does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the securities.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if the Company is deemed a penny stock it will not have the benefit of this safe harbor protection in the event of any claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the failure to include any statements necessary to make the statements not misleading.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on business and operating results and stockholders could lose confidence in the Company’s financial reporting.

Effective internal controls are necessary for the Company to provide reliable financial reports and effectively prevent fraud. If the Company cannot provide reliable financial reports or prevent fraud, operating results could be harmed. The Company may be required in the future to document and test internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by the Company’s independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether the Company is required to maintain such controls could also cause investors to lose confidence in the reported financial information, which could have a material adverse effect on the stock price.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company’s stock.

          The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company’s stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company’s stock price appreciates.

DESCRIPTION OF PROPERTY

Principal Executive Offices

We have an agreement to rent its main office comprising of 1,892 square feet which is located at 455 South 48th St., Suite 106, Tempe AZ 85281, at a cost of $1,842 per month. The Company intends to renew its lease which expires November 30, 2010.

Intellectual Property

          The Company’s technology is comprised of patents, patent applications, trade or service marks, data and know-how. As owner, the Company maintains the technology at its sole expense.

          The Company has made substantial investments in its technology and intellectual property and has incurred development costs for engineering prototypes, pre-production models, and others and field-testing of several products and applications. The Company’s intellectual property strategy has been to build upon a base of core technology that has been developed. In many instances, the Company has incorporated the technology embodied in its core patents into patents covering specific product applications, including product design and packaging. Management believes this building-block approach provides greater protection to the Company and its licensees than relying solely on the core patents.

          The Company’s core patents, advanced patents and patent applications cover the means of controlling the principal emissions from internal combustion diesel engines:

  nitrogen oxides (NOx);
  particulate matter (PM);
  carbon monoxide (CO);
  hydrocarbon (HC); and
  carbon dioxide (CO 2) .

The Company’s core patents, advanced patents and patent applications include the following:

  Air -borne catalysts;
  Delivery systems.

          Our key technologies include the following:

  The cost effective means of controlling the principal emissions from diesel engines (nitrogen oxides, particulate matter, carbon monoxide and hydrocarbon).
  Reduction of carbon dioxide and other greenhouse gas emissions by enhancing combustion efficiency and by enabling long-term reliable performance of emission control systems.
  Effective utilization of strategic catalytic materials such as platinum enables reduced emission control system costs, and low nitrogen dioxide emission levels.

          The Company relies on a combination of patent, trademark, copyright and trade secret protection in the U.S. and elsewhere as well as confidentiality procedures and contractual provisions to protect its proprietary technology. Further, the Company entered into confidentiality and invention assignment agreements with employees and confidentiality agreements with consultants and other third parties. There can be no assurance that pending patent applications will be approved or that the issued patents or pending applications will not be challenged or circumvented by competitors. Certain critical technology incorporated in the products is protected by patent laws, trade secret laws, confidentiality agreements and licensing agreements. There can be no assurance that such protection will prove adequate or that the Company will have adequate remedies for disclosure of the trade secrets or violations of the intellectual property rights.

Business Strategy

          The Company’s strategy is to maximize revenues by penetrating the internal combustion diesel engine market to the greatest extent possible. To achieve this objective, the Company will use distributors. The Company will supply the distributors with catalyst, manufactured to Company specifications by a 3rd party company as well as the delivery unit. EcoEmissions Solutions/Systems’ focus from inception has been to focus in the Pacific Northwest and since early 2009 on the Marine Industry. The Company has designed units specifically for the Marine Industry. In 2010, the Company has sought broader market coverage by not only strengthening its marketing and distribution channels but also stressing value propositions that highlight the Company’s unique environmental benefits, fuel economy improvements and practical emission control at no net cost to the customer. The Company intends to spur the market demand for current and potential licensees and ensure that the full value of the technology is realized by the end user.

Solutions and Products

          The Company has succeeded in developing technologies and products that, when combined with other after-treatment devices reduce particulates and nitrogen oxides emissions from diesel engines to or below the U.S. and international regulated emission levels, while also improving fuel economy. This results in a reduction in fuel costs and greenhouse gas emissions, primarily carbon dioxide, as well as a reduction in emissions of particulate matter, nitrogen oxides, carbon monoxide and unburned hydrocarbons.

             As described below, the Company’s products and solutions include Platinum air borne catalyst and delivery.

     Platinum Air-Borne Catalyst

          The Company has developed and patented an air-borne catalyst, which contains minute amounts of metallic platinum and other catalysts. The catalyst is used to improve combustion which acts to reduce emissions and will also improve the performance and reliability of other emission control equipment. The air-borne catalyst takes catalytic action into engine cylinders where it improves combustion, thereby reducing particulates, unburned hydrocarbons and carbon monoxide emissions, which also results in improving fuel economy. The Company’s air-borne catalyst lends itself to a wide range of other enabling solutions including fuel economy, diesel particulate filtration, carbon reduction and exhaust emission reduction.

          Field trials in 2008 using our air-borne catalyst demonstrated improvement in fuel economy from 7% to 14%. Our Platinum air-borne catalyst can be used alone with diesel fuels, from regular to ultra-low sulfur diesel; to reduce particulate emissions by 10% to 25% from the engine, while also improving the performance of diesel engine reducing the need for oil changes and increasing engine life.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 2, 2010 with respect to the beneficial ownership of the Eco’s outstanding common stock following the acquisition of Solutions by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned…

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)(2)
Larry N. Lorenz	1,700,000	2.49%
Thomas L. Crom (2)	759,583	1.11%
Thomas Bennett (2)	759,583	1.11%
Gary Miller (2)	759,584	1.11%
Brian Slagel (2)	759,584	1.11%
Russ Webster (2)	759,583	1.11%
Paul Masson (2)	759,583	1.11%

All officers and directors as a group (7 persons)(1)(2)	6,257,500	9.18%

(1)

Applicable percentage ownership is based on 68,210,000 shares of common stock outstanding as of September 2, 2010. This does not include any common shares which might be issued as a result of the preferred shares being converted into common stock. The 20,000,000 issued for the assets, liabilities and operations have not yet been distributed to the Beneficial Owners. The shares shown above are the beneficial ownership of ECMZ shares once that distribution is made. The exact timing of the distribution of ECMZ has not yet been made.

(2)

The founders of Eco have agreed to restrict their future public sales of ECMZ shares to $100,000 per individual for each of the next two years. This restriction is in addition to the SEC restrictions placed upon the sales of such securities.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors of EcoEmissions Solutions, Inc.

Below are the names and certain information regarding the Eco’s executive officers, directors and director nominees following the acquisition of Eco:

Name	Age	Position
Larry N. Lorenz	58	President & Chief Executive Officer, Director
Thomas L. Crom	55	Chief Financial Officer, Secretary and Director
Jimmy Gieskoff	48	Director

Larry N. Lorenz, Chairman and President of EcoEmissions Solutions, Inc., has over thirty years of international experience in business, manufacturing, engineering, marketing and finance. Mr. Lorenz, focus is on corporate strategy, global business development and managing overseas operations.

          In 1983 Mr. Lorenz signed one of the first Canadian based International Joint Ventures Contracts with the People's Republic of China to establish a manufacturing plant in the City of Xian. Mr. Lorenz has been active in doing business in China since 1983. Mr. Lorenz is also a past member of the Board of Directors for the B.C. Division of the "Canadian Manufacturers Association". He represented the B.C. Manufacturers Association on the B.C. Equipment Tax Committee, presented various "Briefs" and "Presentations" to the British Columbia Government Cabinet. Project Coordinator for Baars Engineering, (1988 - present), a Vancouver, B.C. based Consulting company providing 'Manufacturing and Engineering Services for the Manufacturing and Process Industries'.

James P. Geiskopf has 32 years of experience in the car rental industry. From 1975 to 1986 he was the Chief Financial Officer of Budget Rent a Car of Fairfield California. From 1986 to 2007 he has been the President and Chief executive Officer of Budget Rent a Car of Fairfield California. Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993. He also served on the board of Napa Valley Bancorp (NASDAQ) from 1991 to 1993.

Executive Officers and Directors of EcoEmissions Systems NV, Inc.
Below are the names and certain information regarding the Eco NV’s executive officers, directors and director nominees following the acquisition of Eco:

Name	Age	Position
Thomas L. Crom	55	President & Chief Executive Officer, Director
Thomas Bennett	61	VP Sales, Director
Gary Miller	63	VP Engineering, Director
Brian Slagel	35	VP Operations
Russ Webster	43	VP Field Operations
Paul Masson	59	VP Business Development

Following the acquisition of EcoEmissions Systems, set forth below is a biographical description of each director and senior executive officer of Eco NV based on information supplied by each of them.

Thomas L. Crom, CEO & CFO With over 20 years experience in accounting and finance as a senior executive. Mr. Crom was a Certified Public Accountant-Inactive (CPA) and a Certified Management Accountant-Inactive (CMA). He is also a director and management representative of Eureka Ventures, Inc., a US-based consulting firm, as well as financial and consulting services to select corporations and enterprises. These services include SEC quarterly and annual filings, SEC initial public offerings and secondary offerings, budgeting, forecasting, risk analysis, shareholder and public relations assistance, development of strategic plans, and developing and maintaining strict financial control. He has extensive international business development experience in finance, SEC Offerings and the resource sectors in North America, South America and Africa. Mr. Crom has a B.S. in Commerce cum laude from Santa Clara University, and an M.S. in Taxation cum laude from Golden Gate University.

Tom Bennett, Vice President – Sales & Marketing Tom Bennett was an Industrial Sales Manager for an emissions company for the past four years. His primary responsibility has been the development of a strong and loyal customer base and distributor network. Before joining the company, he had worked in the construction equipment industry since 1972. For the last 10 years, he served as the Senior Accounts Manager for RDO Equipment Company, the largest John Deere dealer in the world. Mr. Bennett was one of the top John Deere salesmen in the United States. Mr. Bennett attended the University of Arizona.

Brian Slagel, Vice President – Operations A hands-on manufacturing and operations manager with 15 years of progressive experience in the automotive manufacturing industry, Brian Slagel had previously worked for another emissions device manufacturer as the Director of Operations. There, he was responsible for planning and directing all manufacturing operations and developing manufacturing processes and procedures. Prior to this, Mr. Slagel served as Operations Manager for Intertek, a testing, engineering, and manufacturing quality management firm. He was responsible for the profitability, operations, safety compliance, and quality assurance for the testing and engineering departments. Brian Slagel has extensive experience in process analysis and production efficiency. He attended the University of Phoenix and served in the US Air Force as an aircraft Crew Chief

Gary Miller, Vice President – Engineering and Technical Services Mr. Miller is a 32 year veteran of the General Motors Corporation. During his tenure there, Gary worked as a Technical Writer, Resident Instructor at a General Motors Training Center, Regional Service Manager, for fifteen years as a Field Test Engineer/Engineering Facilities Manager (Domestic and International),and finally as a Project Manager on Light and Medium Duty Trucks and the H1-HUMMER platform at the GM Desert Proving Grounds. Mr. Miller has vast technical, engineering and engineering management experience in multiple industries He has a B.S. degree in Engineering from Northrop -Rice Aviation Institute of Technology.

Russ Webster, Vice President – Research & Development Bringing over 20 years experience in the heavy equipment industry to the company, Russ Webster worked in various capacities with research & development and product design. Mr. Webster has extensive experience with emissions control devices and has worked with both the California Air Resources Board and the Environmental Protection Agency to achieve accreditations. Mr. Webster attended Eastern Arizona College.

Paul Masson, Vice President – Field Operations & Business Development Paul Masson comes to Eco-Emissions Systems with over 37 years experience in highway and mining construction equipment from both the sales and service sides of the business. He also benefits from a wealth of large engine experience in the commercial marine industry. Mr. Masson worked for a Caterpillar Tractor dealership for over 12 years before starting his own successful company. Some of the business models and application engineering models he developed are still being used today. With the advent of the Clean Air rules looming in the future, Mr. Masson was excited by the opportunity to become part of the EcoEmissions team that works to reduce our clients’ carbon footprint and give back to the community. Mr. Masson has a B.S. Degree in Marketing Management and other accreditations from California State University at Pomona, CA.

Advisory Board

Andy Nuzzi — Corporate Advisor, Marine Operations With over 30 years in the international shipping industry, Andy Nuzzi brings an extensive background to the company’s marine operations. He held key managerial positions with Furness Withy, a major international shipping company, where he was instrumental in merging their U.S. interests into Kerr Steamship Company. In 1977, he became Corporate Vice President of Kerr, then the largest shipping agency in North America. In 1983 he became Senior Vice President and ran the Gulf and South Atlantic Operations. In the 90s, Mr. Nuzzi became Executive Vice President of K Line. He is a former President of the U.S. Great Lakes Shipping Association, and served on the Board of Directors of California United Terminals, Coastal Maritime Services, Coastal Trailer Repairs, Fairway Terminals, and numerous other organizations and companies.

Paul Rovey – Advisor, Agriculture Equipment A third generation farmer and operator of Rovey Farms, Paul Rovey is a leader in the agriculture industry, and is Chairman of Dairy Inc. He also sits on the Board of the United Industry Association, is Vice Chairman of the United States Dairy Export Council, and a Board Member of Farm Credit Services Southwest. In Arizona, Mr. Rovey sits on the governing Council of The Salt River Project and is a Board Member of The Center For Rural Leadership. He boasts an extensive network within the American and international food production sectors.

Paul Edward Watts — Advisor, Heavy Equipment industry With over 50 years in engineering and heavy equipment, Ed Watts has a formidable background in industries relying on diesel engines. He started as an Operating Engineer in 1953, eventually becoming Field Superintendent for Kiewit, where he oversaw construction of new harbors in Southern California. He held similar duties with for Ets-Hokin & Galvin on the electrical power lines that connected America’s power grid. He then ran his own company, working as a subcontractor for Bechtel at the Anaconda Molybdenum Mine in Nevada. Thereafter, he was responsible for all machinery support on two very large Bechtel Power Plant Construction jobs including the Palo Verde Nuclear Generating Station which is the largest nuclear facility in America. After retiring from construction, Ed became an advisor to John Deere in their machine design department and to RDO Equipment Company, which is John Deere’s largest dealer. His other realm of expertise is in recreational vehicles, which is a significant market sector for the company.

Board Committees:

          At this time, the board has no committees, including an audit, nominating or compensation committee, but Solutions intends to create such committees following the annual meeting and election of directors. Furthermore, our Board of Directors intends to form an Audit Committee based on the following terms.

           Members of our audit committee will serve for a term or terms as determined by our Board of Directors. The purpose of the Audit Committee of the Board of Directors of Solutions will be to provide assistance to the Board in fulfilling its responsibility relating to oversight of corporate accounting, reporting practices of the Solutions, the quality and integrity of the financial reports of the Company, Solutions's compliance with legal and regulatory requirements, the qualifications and independence of the Solution's independent auditors and the performance of the Company's independent auditors and internal audit function. The Committee shall maintain free and open communication between the directors, the independent auditors, the internal auditor and the financial management of Solutions.

          The Committee shall be composed of at least three directors who are independent of the management of Solutions and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Committee members. All members of the Committee must have a working familiarity with basic finance and accounting practices and shall meet the independence, experience and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including SEC Rule 10A-3). At least one member of the Committee must have accounting or related financial management expertise as defined by the Securities and Exchange Commission (the "SEC") and, in the judgment of the Board of Directors, be capable of serving the functions expected of an audit committee financial expert.

Code of Ethics

In June 2010 the Company formally adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer or controller, or persons performing similar functions.

Director Compensation - Eco

The following table sets forth with respect to each named director, compensation information inclusive of equity awards and payments made in the fiscal year ended February 28, 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g) (3)	Total ($) (h)
Thomas L. Crom	--	--	--	--	--	--	--
Thomas Bennett	--	--	--	--	--	--	--
Gary Miller

Currently, the Company’s directors do not receive any compensation for serving as directors.

EXECUTIVE COMPENSATION-Eco

          The following table sets forth information concerning the total compensation that Eco has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended February 28, 2010. None of the Company’s officers received compensation in excess of $100,000 during any of the year ended February 28, 2010. Each of the six officers of Eco has employment contracts for $10,000 per month.

          None of the Eco’s officers received compensation in excess of $100,000 during fiscal year ended February 28, 2010.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Thomas L. Crom CEO, President and Director	2010	$40,000	--	--	--	--	--	--	$40,000
Thomas Bennett VP and Director	2010	$40,000	--	--	--	--	--	--	$40,000
Gary Miller VP and Director	2010	$5,000	--	--	--	--	--	--	$5,000
Brian Slagel VP	2010	$40,000	--	--	--	--	--	--	$40,000
Russ Webster VP	2010	-0-	--	--	--	--	--	--	$-0-
Paul Masson VP	2010	$40,000	--	--	--	--	--	--	$40,000

OPTIONS GRANTS IN LAST FISCAL YEAR

As of the end of our fiscal year ended February 28, 2010, the Company did not adopt a form of an incentive stock option plan.

Employment and Consultancy Agreements

          Effective September 1, 2008, EcoEmissions Systems, Inc. entered into an Employment Agreements (the “Employment Agreement”) with each of its employees at that name: Thomas L. Crom, Thomas Bennett, Brian Slagel and Russ Webster. The terms and conditions of the employment contact are identical except for the personal information, job titles and duties. Eco entered a similar employment contract with Mr. Masson effective September 1, 2009 and Mr. Miller effective August 1, 2010. Those employment agreements were transfer to us as part of the Asset Purchase Agreement.

The following are the material terms of the Employment Agreement:

i.	each person is entitled receive an annual salary of $120,000 per year for a term of three years and renewable for an additional three period. The retirement age is established at 72 years.
ii.	each person is entitle to receive the following Preferred shares

Preferred Shares –Sales

1.

Once the gross sales of Eco have reached or exceeded $3 million ($3,000,000), the then holders of the Preferred shares shall be entitled to convert such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.; and

2.

Once the gross sales of Eco have reached or exceeded $10 million ($10,000,000), the then holders of the Preferred shares shall be entitled to convert such preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.; and

3.

Once the gross sales of Eco have reached or exceeded $20 million ($20,000,000), the then holders of the Preferred shares shall be entitled to convert preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.; and

4.

Once the gross sales of Eco have reached or exceeded $30 million ($30,000,000), the then holders of the Preferred shares shall be entitled to convert preferred shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.; and

Preferred Shares-Technical

1.

Following the successful testing of the new delivery unit (post turbo) and confirmation of readiness for production, and the preparation of patent submission material, the then holders of the Preferred shares shall be entitled to convert such shares into Two Million Five Hundred Thousand (2,500,000) common shares of EcoEmissions Solutions, Inc.; and

2.

Upon documented description of modifications to the new catalyst confirming the elimination of rhodium, or, if removal is not practical, a sufficiently enhanced and differentiated design modification which will improve quality and reduce cost, such that the modifications and processes can be submitted for patent approval, the then holders of the Preferred shares shall be entitled to convert such shares into Two Million Five Hundred Thousand (2,500,000) common shares of EcoEmissions Solutions, Inc.; and

3.

Upon completion of the final generation unit allowing the injection of the catalyst directly into the engine completely post turbo, and the preparation of the associated documentation for the purposes of preparing applicable patent application(s), the then holders of the Preferred shares shall be entitled to convert such shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc. and

4.

Upon receipt of appropriate product verification and certification from a governmental agency, the then holders of the Preferred shares shall be entitled to convert such shares into Five Million (5,000,000) common shares of EcoEmissions Solutions, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No related party transactions occurred from inception on June 16, 2008 to August 31, 2010.

DESCRIPTION OF SECURITIES

Common Stock

          The Company’s authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock. As of August 31, 2010, there were 68,210,000 shares issued and outstanding of the Company’s common stock and 2,000,000 preferred shares which can be converted into 40,000,000 common shares.

          Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

          Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Year Ended February 28, 2011	High Bid	Low Bid

Third Quarter-to date	$0.51	$0.25
Second Quarter	$0.48	$0.40
First Quarter	$0.83	$0.45

          The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

          The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

          For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders

The approximate number of holders of the Common Stock of the Company as of August 31, 2010 was 36.

Dividends

          No cash dividends were declared by the Company during the fiscal years ended February 28, 2009 and 2008. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.

EQUITY COMPENSATION PLAN INFORMATION

          As of the end of the Company’s fiscal period ended August 31, 2010, the Company did not adopt a form of an incentive stock option plan.

LEGAL PROCEEDINGS

          We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

     We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 3.02, Unregistered Sales of Equity Securities

RECENT SALES OF UNREGISTERED SECURITIES

          Solutions has issued the following shares as described in elsewhere Purchase of Assets from EcoEmissions Systems, Inc for 20,000,000 commons shares and 2,000,000 preferred shares, which are described in detail in Item 1.

          On August 31, 2010 Solutions entered into a (6) six-month consulting contract with ProActive NewsRoom to provide consulting and investor relations services until February 28, 2011. As compensation ProActive will receive $3,000 per month and 60,000 shares of common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's directors and executive officers are indemnified as provided by the Delaware and Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 2.01 Completion of Acquisition or Disposition of Assets

          On June 4, 2009 Solutions sold its Strohn Creek Mineral Property for 250,000 shares of Skyhigh Resources, Inc, a private company. The shares of Skyhigh were then distributed prorate to the shareholders of Resources at that time. Solutions has no remaining interest in Skyhigh.

          On August 31, 2010 the purchase of assets, liabilities and operations from EcoEmissions Systems, Inc and issued 20,000,000 common shares and 2,000,000 preferred shares, which are described in detail in Item 1.

Item 3.02, Unregistered Sales of Equity Securities

Pursuant to the Asset Purchase Agreement, as described in item 2.02, on September 13, 2010 we have issued 20,000,000 common shares and 2,000,000 preferred shares.

          On August 31, 2010 Solutions entered into a (6) six-month consulting contract with ProActive NewsRoom to provide consulting and investor relations services until February 28, 2011. As compensation ProActive will receive $3,000 per month and 60,000 shares of common stock.

          The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 5.06 Change in Company Status

a) Background

          The Company was incorporated under the laws of the State of Delaware on April 2, 2005 as Resource Group Corp. and it was primarily engaged in the acquisition and exploration of mining properties. The Company commenced operations as an exploration stage company, engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.

          On June 2, 2009 the Company agreed to change its name to EcoEmissions Solutions, Inc. (formerly Resource Group, Inc.) and acquire EcoEmissions Systems, Inc, declare a 30 to 1 stock dividend and authorize 10,000,000 preferred shares. On June 8, 2009 the Board of Directors appointed two additional directors: Larry Lorenz and Thomas L. Crom. Mr. Lorenz was appointed President and Chief Executive Officer and Mr. Crom was appointed Secretary, Treasurer and Chief Financial Officer.

On June 4, 2009 the Company sold its Strohn Creek mineral property.

          From June 4, 2009 forward the Company’s primary growth strategy centers on the continued development, manufacture and worldwide sale of devices and consumable substrate products that support clean air initiatives and increase fuel economy while potentially lowering engine maintenance as a result of the more efficient combustion. In pursuing these objectives, Management is committed to the continued development of new and enhanced products that also further improve engine performance and justify their purchase both environmentally and economically.

                  We will manufactures innovative, Catalyst Injection Systems™ ("CIS")( trademark) Devices for diesel engines providing performance benefits, the potential of carbon credits of an undetermined amount at this time, and exhaust emissions reduction (primarily C02 and NOX). In addition to the Catalyst Injection Systems™ device that regulates the amount of substrate injected into the air intake(s) of the motor, the Company sells a proprietary catalyst (substrate) using noble metal components such as Platinum that requires replenishment during regularly schedule maintenance cycles.

Item 7.01 Regulation FD Disclosure

On September 2, 2010, the Company issued a News Release entitled, “Solutions completes asset purchase from EcoEmissions Systems and issues shares”.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.6	Asset Purchase Agreement

Exhibit 99.1	News Release dated September 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EcoEmissions Solutions Inc.

Dated: September 20, 2010	By:	/s/ Larry N. Lorenz
Name: Larry N. Lorenz
Title: Chief Executive Officer